$20,000,000                                             Detroit, Michigan
                                                            June 17, 1997

                        RENEWAL TERM NOTE


  On February 7, 2005 (the "Maturity Date"), for value received, the undersigned promises to pay to the order of Comerica Bank ("Bank") at any office of the Bank in the State of Michigan, Twenty Million Dollars ($20,000,000) (U.S.) with interest from the date of this Note at the rate of eight and four hundred forty-five thousandths percent (8.445%) per annum until maturity, whether by acceleration or otherwise, or until Default, as later defined, and after that at a default rate equal to the rate of interest otherwise prevailing under this Note, plus three percent (3%) per annum (but in no event in excess of the maximum rate permitted by law). Interest shall be calculated for the actual number of days the principal is outstanding on the basis of a 360-day year. Principal and interest under this Note shall be due and payable as follows:

  (i) commencing on September 1, 1997 and on the first day of each calendar quarter thereafter through April 1, 2000, payments of interest only shall be due and payable;

  (ii) thereafter, commencing on July 1, 2000 and on the first day of each calendar quarter thereafter until the Maturity Date, when all amounts outstanding under this Note shall be due and payable in full, payments of principal shall be due and payable each in the amount of One Million Dollars ($1,000,000), plus accrued interest.

If any payment of principal or interest under this Note shall be payable on a day other than a day on which the Bank is open for business, this payment shall be extended to the next succeeding business day and interest shall be payable at the rate specified in this Note during this extension. A late payment charge equal to five percent (5%) of each late payment may be charged on any payment not received by the Bank within ten (10) calendar days after the payment due date, but acceptance of payment of this charge shall not waive any Default under this Note.

  The Bank does not have to accept any prepayment of principal under this Note except as described below or as required under applicable law. The undersigned may prepay principal of this Note in increments of $500,000 at any time as long as the Bank is provided written notice of the prepayment at least five business days prior to the date of prepayment. The notice of prepayment shall contain the following information: (a) the date of prepayment (the "Prepayment Date") and (b) the amount of principal to be prepaid. On the Prepayment Date, the undersigned will pay to the Bank, in addition to the other amounts then due on this Note, the Prepayment Amount described below. The Bank, in its sole discretion, may accept any prepayment of principal even if not required to do so under this Note and may deduct from the amount to be applied against principal the other amounts required as part of the Prepayment Amount.

  The Prepaid Principal Amount (as defined below) will be applied to this
Note in the reverse order of which the principal payments would have been due under this Note's principal amortization schedule. If the Bank exercises its right to accelerate the payment of this Note prior to its stated maturity, the undersigned will pay to the Bank, in addition to the other amounts then due on this Note, on the date specified by the Bank as the Prepayment Date, the Prepayment Amount.

  The Bank's determination of the Prepayment Amount will be conclusive in the absence of obvious error or fraud. If requested in writing by the undersigned, the Bank will provide the undersigned a written statement specifying the Prepayment Amount.

  For purposes of this Note, the Prepayment Amount shall be equal to the sum of: (i) the amount of principal which the undersigned has elected to prepay or the amount of principal which the Bank has required the undersigned to prepay because of acceleration, as the case may be (the "Prepaid Principal Amount"), (ii) interest accruing on the Prepaid Principal Amount up to, but not including, the Prepayment Date, (iii) Five Hundred Dollars ($500) plus
(iv) the present value, discounted at the Reinvestment Rates (as defined below), of the positive amount by which (A) the interest the Bank would have earned had the Prepaid Principal Amount been paid according to the Note's amortization schedule at the Note's interest rate exceeds (B) the interest the Bank would earn by reinvesting the Prepaid Principal Amount at the Reinvestment Rates (defined below).

  As used herein, "Reinvestment Rates" shall mean the per annum rates of interest equal to one half percent (1/2%) above the rates of interest reasonably determined by the Bank to be in effect not more than seven days prior to the Prepayment Date in the secondary market for United States Treasury Obligations in amount(s) and with maturity(ies) which correspond (as closely as possible) to the principal installment amount(s) and the payment date(s) against which the Prepaid Principal Amount will be applied.

  If the undersigned (a) fails to pay this Note or any of the Indebtedness when due, by maturity, acceleration or otherwise, or fails to pay any Indebtedness owing on a demand basis upon demand; or (b) fails to comply with any of the terms or provisions of any agreement between the undersigned and the Bank as in effect from time to time; or (c) becomes insolvent or the subject of a voluntary or involuntary proceeding in bankruptcy, or a reorganization, arrangement or creditor composition proceeding, ceases doing business as a going concern, is the subject of a dissolution, merger or consolidation (other than a merger or consolidation in which the undersigned is the survivor); or (d) if any warranty or representation made by the undersigned or any guarantor in connection with this Note or any of the Indebtedness shall be discovered to be untrue or incomplete; or (e) if there is any termination, notice of termination, or breach of any guaranty, pledge, collateral assignment or subordination agreement relating to all or any part of the Indebtedness; or (f) if there is any failure by the undersigned to pay when due, taking into account any applicable period of grace or cure, any of its indebtedness for borrowed money (other than to the Bank) or in the observance or performance of any term, covenant or condition in any document evidencing, securing or relating to such indebtedness; or (g) if there occurs an event of default under that certain $50,000,000 long term Credit Agreement dated as of June 17, 1997 among the undersigned and certain subsidiaries of the undersigned as borrowers, certain commercial lending institutions (including the Bank) as lenders, ABN AMRO Bank N.V. as agent for such lenders and the Bank as documentation agent for such lenders, that certain $50,000,000 short term Credit Agreement dated as of June 17, 1997 among the undersigned and certain subsidiaries of the undersigned as borrowers, certain commercial lending institutions (including the Bank) as lenders, ABN AMRO Bank N.V. as agent for the lenders and the Bank as documentation agent for such lenders, that certain $3,230,357.07(8.82%) Renewal Term Note dated as of June 17, 1997 issued by the undersigned in favor of the Bank or that certain $20,000,000 (6.75%) Renewal Term Note dated as of June 17, 1997 issued by the undersigned in favor of the Bank, each such agreement in the form existing as of the date hereof, and notwithstanding (x) the repayment of any indebtedness covered thereby or (y) any amendment, supplement or termination of any such credit agreement after the date hereof; then the Bank, upon the occurrence of any of these events (each a "Default"), may at its option and without prior notice to the undersigned, declare any or all of the Indebtedness to be immediately due and payable (notwithstanding any provisions contained in the evidence of it to the contrary), sell or liquidate all or any portion of the collateral, set off against the Indebtedness any amounts owing by the Bank to the undersigned, charge interest at the default rate hereunder or as provided in the document evidencing the relevant Indebtedness and exercise any one or more of the rights and remedies granted to the Bank by any agreement with the undersigned or given to it under applicable law. All payments under this Note shall be in immediately available United States funds, without setoff or counterclaim.

  This Note shall bind the undersigned, and its successors and assigns.
The undersigned waives presentment, demand, protest, notice of dishonor, notice of demand or intent to demand, notice of acceleration or intent to accelerate, and all other notices, and agrees that no extension or indulgence to the undersigned or release, substitution or nonenforcement of any security, or release or substitution of the undersigned, any guarantor or any other party, whether with or without notice, shall affect the obligations of the undersigned. The undersigned waives all defenses or right to discharge available under Section 3-606 of the Uniform Commercial Code and waives all other suretyship defenses or right to discharge. The undersigned agrees that the Bank has the right to sell, assign, or grant participations, or any interest, in any or all of the Indebtedness, and that, in connection with this right, but without limiting its ability to make other disclosures to the full extent allowable, the Bank may disclose all documents and information which the Bank now or later has relating to the undersigned or the Indebtedness, other than any documents or information reasonably determined by the undersigned to be competitive or proprietary in nature and specifically identified as such, in writing, to Bank.

  All agreements between the undersigned and Bank pertaining to the indebtedness described herein are expressly limited so that in no event whatsoever shall the amount of interest paid or agreed to be paid to Bank exceed the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of any of the Agreements, this Note or any other instrument securing this Note or all or any part of the indebtedness secured thereby, at the time performance of such provision shall be due, shall involve exceeding the interest limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, the obligation to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under such applicable law, and if, for any reason whatsoever, Bank shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of the principal amount described herein or otherwise owed by the undersigned to Bank (in the inverse order of any applicable maturities and whether or not then due and payable) and not to the payment of interest.

  The undersigned acknowledges and agrees that there are no contrary agreements, oral or written, establishing the terms of this Note and agrees that the terms and conditions of this Note may not be amended, waived or modified except in a writing signed by an officer of the Bank expressly stating that the writing constitutes an amendment, waiver or modification of the terms of this Note. As used in this Note, the word "undersigned" means, individually and collectively, each maker, accommodation party, indorser and other party signing this Note in a similar capacity. If any provision of this
Note is unenforceable in whole or part for any reason, the remaining provisions shall continue to be effective. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN.

  THE UNDERSIGNED AND THE BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY
IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE OR THE INDEBTEDNESS.

  This Renewal Term Note is given in replacement and renewal of that certain Term Note previously issued by the undersigned to Bank dated February 7, 1995.


                           SIMPSON INDUSTRIES, INC.



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